                                                                     Exhibit 5.3


                        SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                  919 Third Avenue
                                New York 10022-3879
                                Tel: (212) 735-3000
                                Fax: (212) 735-2000





                              March 20, 1998




Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285

               Re: Registration Statement on Form S-3 relating to Mortgage-Backed Securities
                    ----------------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Structured Asset Securities Corporation, a Delaware corporation (the "Depositor"), in connection with the preparation of the Depositor's registration statement on Form S-3 (the "Registration Statement"), to be filed on even date herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Collateralized Mortgage Obligations (the "Bonds"), to be issued in series (each a "Series"), pursuant to a trust indenture with respect to such Series (a "Trust Indenture") and the supplemental indenture with respect to each such Series (the "Series Supplement," together with the Trust Indenture, the "Indenture") between the Depositor and the entity named as trustee therein (the "Trustee"), and Mortgage-Backed Certificates (the "Certificates"), to be issued in series (each, a "Series"), pursuant to a trust agreement or pooling and servicing agreement with respect to each such Series (each, a "Trust Agreement"), among the Depositor, the entity, if any, named as the master servicer therein (the "Master Servicer"), the Trustee and the entity, if any, named as the REMIC Administrator.

          We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of incorporation, by-laws and other corporate documents of the Depositor; (ii) certain resolutions of the Board of Directors of the Depositor; (iii) the form of Trust Agreement filed as an exhibit to the Registration Statement (including the forms of the Certificates annexed as exhibits thereto); (iv) the form of Indenture filed as an exhibit to the Registration Statement (including the forms of Bonds annexed as exhibits thereto); (v) the

Registration Statement; and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to such opinions which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Depositor and of public officials and agencies.

          Members of our firm are admitted to the bar in the States of New York and Delaware, and we express no opinion as to the laws of any jurisdiction other than the laws of such states and the United States of America, as applicable.

          Based upon and subject to the foregoing, we are of the opinion that:

                    (i) each Series of Certificates, when duly executed by the Depositor, authenticated by the Trustee and delivered against payment therefor in accordance with the terms of the Trust Agreement pursuant to which such Series is issued, will be validly issued and outstanding, and fully paid and nonassessable, and the holders of such Securities will be entitled to the benefits of such Trust Agreement; and

                    (ii) each Series of Bonds, when duly executed by the Trustee and delivered against payment therefor in accordance with the terms of the Indenture pursuant to which such Series is issued, will be validly issued and outstanding, and fully paid, and the holders of such Bonds will be entitled to the benefits of such Indenture except that the enforceability thereof may be subject to (a) bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to Skadden, Arps, Slate, Meagher & Flom included in the Registration Statement.


                                   Very truly yours,


                                   /s/  Skadden, Arps, Slate, Meagher & Flom LLP